                                     [SEAL]

                               THE STATE OF TEXAS

                               SECRETARY OF STATE

                          IT IS HEREBY CERTIFIED that
                          Articles of Incorporation of

                          CORRECTIONAL CABLE TV, INC.
                               File No. 1246534-0

were filed in this office and a certificate of incorporation was issued to this corporation, and no certificate of dissolution is in effect and the corporation is currently in existence.

IT IS FURTHER CERTIFIED that the following documents are on file for this corporation as of this date:

ARTICLES OF INCORPORATION                                   OCTOBER 9, 1992
CHANGE OF REGISTERED OFFICE AND/OR AGENT                    AUGUST 17, 1995
CHANGE OF REGISTERED OFFICE AND/OR AGENT                    OCTOBER 7, 1996


[THE STATE OF TEXAS SEAL]           IN TESTIMONY WHEREOF, I have hereunto
                                    signed my name officially and caused to
                                    be impressed hereon the Seal of State
                                    at my office in the City of Austin, on
                                    July 27, 1999.

                                               /s/ ELTON BOMER     DLM
                                       -------------------------------
                                                 Elton Bomer
                                              Secretary of State

                                     [SEAL]

                               THE STATE OF TEXAS

                               SECRETARY OF STATE

                          IT IS HEREBY CERTIFIED THAT
                          ARTICLES OF INCORPORATION OF

                          CORRECTIONAL CABLE TV, INC.
                              FILE NO. 1246534-00

WERE FILED IN THIS OFFICE AND A CERTIFICATE OF INCORPORATION WAS ISSUED TO THIS CORPORATION, AND NO CERTIFICATE OF DISSOLUTION IS IN EFFECT AND THE CORPORATION IS CURRENTLY IN EXISTENCE.



[THE STATE OF TEXAS SEAL]           IN TESTIMONY WHEREOF, I HAVE HEREUNTO
                                    SIGNED MY NAME OFFICIALLY AND CAUSED TO
                                    BE IMPRESSED HEREON THE SEAL OF STATE
                                    AT MY OFFICE IN THE CITY OF AUSTIN, ON
                                    JULY 15, 1999.

                                               /s/ ELTON BOMER
                                       -------------------------------
                                                 Elton Bomer       DAE
                                              Secretary of State

                                     [SEAL]

                      TEXAS COMPTROLLER OF PUBLIC ACCOUNTS
--------------------------------------------------------------------------------
           CAROLE KEETON RYLANDER - COMPTROLLER - AUSTIN, TEXAS 78774

                        CERTIFICATION OF ACCOUNT STATUS

THE STATE OF TEXAS

COUNTY OF TRAVIS

I, Carole Keeton Rylander, Comptroller of Public Accounts of the State of Texas, DO HEREBY CERTIFY that according to the records of this office

                           CORRECTIONAL CABLE TV INC

is, as of this date, in good standing with this office having no franchise tax reports or payments due at this time.

This certificate is valid through the date that the next franchise tax report will be due 11-15-1999.

This certificate is valid for the purpose of conversion when the converted entity is subject to franchise tax as required by law.

This certificate is not valid for the purpose of dissolution, merger or withdrawal.

GIVEN UNDER MY HAND AND SEAL
OF OFFICE in the City of Austin,
this 15th day of July, 1999 A.D.

/s/ CAROLE KEETON RYLANDER

CAROLE KEETON RYLANDER
Comptroller of Public Accounts

Charter/COA NO.: 012465340-0
Form 05-304 (Rev. 9-97/9)

                                     [SEAL]

                               THE STATE OF TEXAS

                               SECRETARY OF STATE


     IT IS HEREBY CERTIFIED that the attached is/are true and correct copies of the following described document(s) on file in this office:

                          CORRECTIONAL CABLE TV, INC.
                              File No. 1246534-00


ARTICLES OF INCORPORATION                                   OCTOBER 9, 1992
CHANGE OF REGISTERED OFFICE AND/OR AGENT                    AUGUST 17, 1995
CHANGE OF REGISTERED OFFICE AND/OR AGENT                    OCTOBER 7, 1996


[THE STATE OF TEXAS SEAL]           IN TESTIMONY WHEREOF, I have hereunto
                                    signed my name officially and caused to
                                    be impressed hereon the Seal of State
                                    at my office in the City of Austin, on
                                    July 15, 1999.

                                               /s/ ELTON BOMER
                                       -------------------------------
                                                 Elton Bomer       DAE
                                              Secretary of State

                                                                         [STAMP]


                           ARTICLES OF INCORPORATION
                                       OF
                          CORRECTIONAL CABLE TV, INC.


     I, the undersigned, a natural person of the age of eighteen years or more acting as the incorporator of a corporation (hereinafter called the "Corporation") under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for the Corporation:

                                  ARTICLE ONE

     The name of the Corporation is Correctional Cable TV, Inc.

                                  ARTICLE TWO

     The period of duration of the Corporation is perpetual.

                                 ARTICLE THREE

     The purpose for which the Corporation is organized is to engage in the transaction of any and all lawful businesses for which corporations may be incorporated under the Texas Business Corporation Act.

                                  ARTICLE FOUR

     The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 1,000 par value $.01 per share, designated Common Stock. Each share of such Common Stock shall have identical rights and privileges in every respect.

                                  ARTICLE FIVE

     No holder of any shares of capital stock of the Corporation, whether now or hereafter authorized, shall, as such holder, have any preemptive or preferential right to receive, purchase, or subscribe to (a) any unissued or treasury shares of any class of stock (whether now or hereafter authorized) of the Corporation, (b) any obligations, evidences of indebtedness, or other securities of the Corporation convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase, or subscribe to, any such unissued or treasury shares, (c) any right of subscription to or to receive, or any warrant or option for the purchase of, any of the foregoing securities, or
(d) any other securities that may be issued or sold by the Corporation.

                                  ARTICLE SIX


     The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of $1,000.00, consisting of money, labor done, or property actually received.

                                 ARTICLE SEVEN

     Cumulative voting for the election of directors is expressly denied and prohibited.

                                 ARTICLE EIGHT

     No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

               (a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

               (b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

               (c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the shareholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorized the contract or transaction.

          This provision shall not be construed to invalidate a contract or transaction which would be valid in the absence of this provision or to subject any director or officer to any liability that he would not be subject to in the absence of this provision.

                                  ARTICLE NINE

     The Corporation shall indemnify any person who was, is, or is threatened to be made a named defendant or respondent in a proceeding (as hereinafter defined) because the person (i) is or was a director of the Corporation or (ii) while a director of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent that a corporation may grant indemnification to a director under the Texas Business Corporation Act, as the same exists or may hereafter be amended. Such right shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Texas Business Corporation Act, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within 90 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the Texas Business Corporation Act, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of Directors or any committee thereof, special legal counsel, or shareholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its Board of Directors or any committee thereof, special legal counsel, or shareholders) that such indemnification or advancement is not permissible, shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of shareholders or directors, agreement, or otherwise.

         The Corporation may additionally indemnify any person covered by the grant of mandatory indemnification contained above to such further extent as is permitted by law and may indemnify any other person to the fullest extent permitted by law.

         To the extent permitted by then applicable law, the grant of mandatory indemnification to any person pursuant to this Article Nine shall extend to proceedings involving the negligence of such person.

         As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such action, suit, or proceeding.


                                  ARTICLE TEN

         Any action of the Corporation which, under the provisions of the Texas Business Corporation Act or any other applicable law, is required to be authorized or approved by the holders of any specified fraction which is in excess of one-half or any specified percentage which is in excess of fifty percent of the outstanding shares (or of any class or series thereof) the Corporation shall, notwithstanding any law, be deemed effectively and properly authorized or approved if authorized or approved by the vote of the holders of more than fifty percent of the outstanding shares entitled to vote thereon (or, if the holders of any class or series of the Corporations' shares shall be entitled by the Texas Business Corporation act or any other applicable law to vote thereon separately as a class, by the vote of the holders of more than fifty percent of the outstanding shares of each such class or series). Without limiting the generality of the foregoing, the provisions of this Article Ten shall be applicable to any required shareholder authorization or approval of:
(a) any amendment to these articles of incorporation; (b) any plan of merger, consolidation, or reorganization involving the Corporation; (c) any sale, lease, exchange, or other disposition of all, or substantially all, the property and assets of the Corporation; and (d) any voluntary dissolution of the Corporation. Except as otherwise provided in this Article Ten or as otherwise required by the Texas Business Corporation Act or other applicable law, the vote of the holders of a majority of the Corporation's shares entitled to vote and represented in person or by proxy at any meeting of shareholders at which a quorum is present shall be the act of such meeting. Nothing contained in this Article Ten is intended to require shareholder authorization or approval of any action of the Corporation whatsoever unless such approval is specifically required by the other provisions of these articles of incorporation, the bylaws of the Corporation, or by the Texas Business Corporation Act or other applicable law.

                                 ARTICLE ELEVEN


     To the fullest extent permitted by applicable law, no director of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for an act or omission in such director's capacity as a director of the Corporation, except that this Article Eleven shall not eliminate or limit the liability of a director of the Corporation for:

               (i) a breach of such director's duty of loyalty to the Corporation or its shareholders;

              (ii) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law;

             (iii) a transaction from which such director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of such director's office;

              (iv) an act or omission for which the liability of such director is expressly provided for by statute; or

               (v)   an act related to an unlawful stock
                     repurchase or payment of a dividend.

     Any repeal or amendment of this Article Eleven by the shareholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article Eleven, a director shall not be liable to the Corporation or its shareholders to such further extent as permitted by any law hereafter enacted, including without limitation any subsequent amendment to the Texas Miscellaneous Corporation Laws Act or the Texas Business Corporation Act.

                                 ARTICLE TWELVE

     The post office address of the initial registered office of the Corporation is 350 N. St. Paul St., Dallas, Texas 75201 and the name of its initial registered agent at such address is C T Corporation System.

                                ARTICLE THIRTEEN

         The number of directors constituting the initial Board of Directors is one and the name and address of the person who is to serve as director until the first annual meeting of shareholders and until his successor is elected and qualified are as follows:

          NAME                                              ADDRESS

    Robert P. Buford                                   15000 Paluxy Road
                                                       Tyler, Texas 75703


                                ARTICLE FOURTEEN

         The name and address of the incorporator are as follows:

          NAME                                              ADDRESS

     Kay Monigold                                      2010 Sybil Lane
                                                       Tyler, Texas 75703


         IN WITNESS WHEREOF, I have hereunto set my hand this 1st day of October, 1992.


                                                /s/ KAY MONIGOLD
                                             -----------------------------------
                                                Kay Monigold, Incorporator

[SEAL OF THE STATE OF TEXAS]

                    STATEMENT OF CHANGE OF REGISTERED OFFICE
                         OR REGISTERED AGENT OR BOTH BY
                                 A CORPORATION

                                                               [STAMP]

1.   The name of the corporation is      Correctional Cable TV, Inc.
                                   --------------------------------------------.

     The corporation's charter number is   0124653400
                                         --------------------------------------.

2. The address of the registered office as PRESENTLY shown in the records of the Texas secretary of state is: (Please provide street address, city, state and zip code. The address must be in Texas).


     350 N. St. Paul St.
     --------------------------------------------------------------------------.

     Dallas, TX
     --------------------------------------------------------------------------.

3. A. X The address of the NEW registered office is: (Please provide street --- address, city, state and zip code. The address must be in Texas.)

     2010 Sybil Lane
     --------------------------------------------------------------------------.

     Tyler, TX 75703
     --------------------------------------------------------------------------.

OR   B.    The registered office address will not change.
       ---

4.   The name of the registered agent as PRESENTLY shown in the records of the
     Texas secretary of state is   C T Corporation System
                                 ----------------------------------------------.

5.   A. X  The name of the NEW registered agent is   Kay Monigold
       ---                                         ----------------------------.

OR   B.    The registered agent will not change.
       ---

6. Following the changes shown above, the address of the registered office and the address of the office of the registered agent will continue to be identical, as required by law.

7.   The changes shown above were authorized by:

                    (Profit corporations may select A or B)
                (Non-Profit corporations may select A, B, or C)

     A.    The board of directors; OR
       ---

     B. X An officer of the corporation so authorized by the board of --- directors; OR

     C. The members of the corporation in whom management of the corporation --- is vested pursuant to article 2.14C of the Texas Non-Profit
           Corporation Act.


                                             /s/ KAY MONIGOLD
                                             --------------------------------
                                                 An Authorized Officer


     Please submit this form in duplicate with the appropriate filing fee.
          PROFIT corporations: $15.00; NON-PROFIT corporations: $5.00

[SEAL OF THE STATE OF TEXAS]

                    STATEMENT OF CHANGE OF REGISTERED OFFICE
                         OR REGISTERED AGENT OR BOTH BY
                                 A CORPORATION

                                                               [STAMP]

1.   The name of the corporation is      Correctional Cable TV, Inc.
                                   --------------------------------------------.

     The corporation's charter number is   0124653400
                                         --------------------------------------.

2. The address of the registered office as PRESENTLY shown in the records of the Texas secretary of state is: (Please provide street address, city, state and zip code. The address must be in Texas).


     2010 Sybil Lane
     --------------------------------------------------------------------------.

     Tyler, TX 75703
     --------------------------------------------------------------------------.

3. A. X The address of the NEW registered office is: (Please provide street --- address, city, state and zip code. The address must be in Texas.)

     13850 Paluxy
     --------------------------------------------------------------------------.

     Tyler, TX 75703
     --------------------------------------------------------------------------.

OR   B.    The registered office address will not change.
       ---

4.   The name of the registered agent as PRESENTLY shown in the records of the
     Texas secretary of state is   Kay Monigold
                                 ----------------------------------------------.

5.   A.    The name of the NEW registered agent is
       ---                                         ----------------------------.

OR   B. X  The registered agent will not change.
       ---

6. Following the changes shown above, the address of the registered office and the address of the office of the registered agent will continue to be identical, as required by law.

7.   The changes shown above were authorized by:

                    (Profit corporations may select A or B)
                (Non-Profit corporations may select A, B, or C)

     A.    The board of directors; OR
       ---

     B. X An officer of the corporation so authorized by the board of --- directors; OR

     C. The members of the corporation in whom management of the corporation --- is vested pursuant to article 2.14C of the Texas Non-Profit
           Corporation Act.


                                             /s/ KAY MONIGOLD
                                             --------------------------------
                                                 An Authorized Officer


     Please submit this form in duplicate with the appropriate filing fee.
          PROFIT corporations: $15.00; NON-PROFIT corporations: $5.00